SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


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     Rule 14a-6(e)(2))

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[ ]  Soliciting Material Pursuant to ss. 240.14a - 12


                              GRUBB & ELLIS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           [GRUBB & ELLIS LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Grubb & Ellis Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Grubb & Ellis Company (the "Company") to be held at 10:00 a.m., local time, on Friday, November 16, 2001 in the Broadway Room of the Drake Swiss Hotel, 440 Park Avenue at 56th Street, New York, New York.

Stockholders of record at the close of business on September 24, 2001 may vote at the Annual Meeting, and will receive this Notice and the proxy statement, which are first being mailed on or about October 12, 2001.

A list of the stockholders who are entitled to vote at the meeting will be available for inspection by any stockholder for any purpose related to the meeting, during ordinary business hours, for ten days prior to the Annual
Meeting, at the Company's global executive offices, located at 55 East 59th Street, 12th Floor, New York, New York.

The purposes of the meeting are:

     1. To elect seven (7) directors to the Board of Directors to serve for one year and until their successors are elected and qualified;

     2. To act upon an amendment to the Grubb & Ellis Employee Stock Purchase Plan to increase the number of shares authorized for issuance from 750,000 shares to 1,750,000 shares; and

     3.   To transact any other business properly brought before the meeting.

The meeting will also provide an opportunity to review with you the business of the Company during the 2001 fiscal year and give you a chance to meet your directors.

YOUR VOTE IS IMPORTANT TO THE COMPANY. TO BE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT AS SOON AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

We look forward to seeing you at the meeting.

                                           Sincerely,


                                           /s/ Barry M. Barovick


                                           Barry M. Barovick
                                           President and Chief Executive Officer
October 12, 2001

                              GRUBB & ELLIS COMPANY
                          2215 SANDERS ROAD, SUITE 400
                           NORTHBROOK, ILLINOIS 60062

                                 PROXY STATEMENT


                                TABLE OF CONTENTS


                           TOPIC                                         PAGE
--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT VOTING                                          2

ELECTION OF DIRECTORS                                                       5

     A.   Information About the Board and its Compensation                  5

     B.   Audit Committee Report                                            6

     C.   Information About the Nominees for Director                       8

APPROVAL OF AN AMENDMENT TO THE GRUBB & ELLIS
EMPLOYEE STOCK PURCHASE PLAN                                               10

     A.   The Proposal                                                     10

     B.   Description of the Plan                                          10

     C.   Tax Information                                                  11

STOCK OWNERSHIP INFORMATION                                                13

     A.   Stock Ownership Table                                            13

     B.   Section 16(a) Beneficial Ownership Reporting Compliance          14

EXECUTIVE OFFICERS                                                         15

     A.   Information About Executive Officers                             15

     B.   Executive Compensation                                           16

     C.   Employment Contracts, and Termination of Employment and
          Change-in-Control Arrangements                                   19

     D.   Compensation Committee Interlocks and Insider Participation      21

     E.   Compensation Committee Report on Executive Compensation          21

     F.   Grubb & Ellis Stock Performance                                  22

RELATED PARTY TRANSACTIONS                                                 24

APPENDICES                                                                 26

Appendix A: Grubb & Ellis Company Audit Committee Charter,
            as revised March 20, 2001                                      26

Appendix B: Amendment No. 1 to the Grubb & Ellis Employee Stock
            Purchase Plan, as amended and restated as of
            January 1, 1999                                                30

                       QUESTIONS AND ANSWERS ABOUT VOTING

1.   Q: WHAT WILL I BE VOTING ON?

     A: (1) the election of seven directors;

        (2) an amendment to the Grubb & Ellis Employee Stock Purchase Plan; and

        (3) any other business properly before the meeting.

2.   Q: HOW ARE DIRECTORS NOMINATED?

     A: Our Bylaws  provide  that  nominations  for director are made by written notice to the Secretary of Grubb & Ellis Company (the "Company") at least 14 days before the stockholders' meeting at which directors are to
        be  elected.   The  Board  of  Directors  (the "Board")  nominated  the
        candidates listed in this proxy statement at a regular Board meeting, and submitted the required notice. The Board has no reason to believe that any nominee will be unable to serve as a director of the Company. If someone is nominated and becomes unable to serve, then your signed proxy card will authorize Robert J. Walner and Ian Y. Bress, officers of the Company who are the proxy holders, to nominate someone else.

3.   Q: WHAT OTHER BUSINESS WILL BE ACTED UPON AT THE ANNUAL MEETING?

     A: We know of no other business for the meeting. Your signed proxy card will authorize the proxy holders to vote on your behalf in their discretion on any other business that may properly be brought before the meeting.

4.   Q: WHO IS SOLICITING MY VOTE AND HOW MUCH DOES IT COST THE COMPANY?

     A: Our Board of Directors is asking you to vote in favor of the nominees for director who were selected by the Board and identified in this proxy statement, and to vote in favor of the proposed amendment to the Grubb & Ellis Employee Stock Purchase Plan. Morrow & Co., Inc. was engaged to assist in distribution of the proxy materials to holders of stock brokerage accounts, at a fee of $2,000 plus expenses estimated at $2,000. Also, our employees and directors may solicit proxies as part of their assigned duties, at no extra compensation. The Company will pay the expenses related to this proxy solicitation.

5.   Q: WHAT INFORMATION WILL I RECEIVE WITH THIS SOLICITATION?

     A: You should have received with this proxy statement our Annual Report to Stockholders for the 2001 fiscal year. Stockholders may request another copy of the Annual Report from Investor Relations, Grubb & Ellis Company, 2215 Sanders Road, Suite 400, Northbrook, IL 60062. In addition, you may download the Annual Report from the Company's website on the Internet at www.grubb-ellis.com.

6.   Q: WHO HAS THE RIGHT TO VOTE?

     A: Stockholders  as of the close of  business  on  September  24, 2001 (the
        "Record Date") have the right to vote. On that date, there were 13,517,380 outstanding shares of common stock of the Company. Each share is entitled to one vote. A majority of the outstanding shares is a
        quorum.  NOTE:   references  to  "shares,"  "common  stock"  or "stock"
        elsewhere in this proxy statement mean shares of common stock of the Company.

7.   Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     A: You should vote on each proxy card you  receive.  If you have an account
       "on record" with Computershare Investor Services, L.L.C., our stock registrar and transfer agent ("Computershare"), or if you hold Grubb & Ellis shares in your 401(k) plan account, you

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        will  receive  a  proxy  card  with  a  reply   envelope   addressed  to
        Computershare. For any accounts held in different ways, such as jointly with another person or in trust, you will receive separate proxy cards. If you have more than one account at Computershare and wish to consolidate the accounts, or if you share the same address as other Grubb & Ellis stockholders and wish to receive only one set of stockholder materials, such as proxy statements and annual reports to stockholders for your household, please call Shareholder Services at
        Computershare: Ph. (312) 360-5100. If you hold shares in a stock brokerage account, you will receive a proxy card or information about other methods of voting from your broker, and you must send your vote to your broker according to the broker's instructions. If you hold shares in our Employee Stock Purchase Plan, you will receive voting materials directly from E*TRADE, and you must send your vote back to E*TRADE (as you would for any stock brokerage account). If you do not vote your 401(k) plan shares, the plan trustee, Fidelity Management Trust Company, will not vote your shares.

8.   Q: HOW DO I VOTE?

     A: If you are a record stockholder having an account at Computershare, or if you have Grubb & Ellis shares in your 401(k) plan account, you can vote any of these ways:

        (a) RETURN THE PROXY CARD: Mark the boxes that show how you want to vote, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the nominees listed on the card and FOR the amendment to the Grubb & Ellis Employee Stock Purchase Plan.

        (b) BY TELEPHONE: Call toll-free 1-877-265-9598 in the United States or Canada any time prior to 12:00 midnight, Central Time, on November 15, 2001 from a touchtone telephone. Enter the 6-digit control number from your proxy card, then follow the instructions to cast your vote. Do not mail back your proxy card.

        (c) ON THE INTERNET: Go to the following website prior to 12:00 midnight, Central Time, on November 15, 2001: www.computershare.com/us/proxy. Enter the information requested on your computer screen, including your 6-digit control number from your proxy card, then follow the instructions on your screen to cast your vote. Do not mail back your proxy card.

        CANCELING YOUR VOTE: You can cancel your vote by mailing another proxy card with a later date, telephoning to re-vote, or logging onto the Internet and re-voting. You can also:

            (1) attend the meeting and vote by ballot; or

            (2) send written  notice to the  Secretary of the Company  canceling your vote.

        If you hold shares in a brokerage account, you must follow the instructions you received with this proxy statement for voting and/or cancelling your vote.

9.   Q: WHO WILL COUNT THE VOTES?

     A: Computershare will act as inspector of election and tabulate the votes.

10.  Q: WHAT VOTE IS NEEDED TO ELECT A DIRECTOR?

     A: A vote in favor of a nominee by a plurality of the shares  voting at the meeting is needed to elect a director. Cumulative voting is not permitted. Where a proxy card has been voted "abstain," "withhold authority," or "broker non-vote," the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election.

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


        "Broker non-vote" means that shares are held by a broker or in nominee name and the broker or nominee has signed and returned a proxy card to us, but for which the broker has no authority to vote because no instructions have been received from its customer.

11. Q: WHAT VOTE IS NEEDED TO APPROVE THE AMENDMENT TO THE GRUBB & ELLIS EMPLOYEE STOCK PURCHASE PLAN?

     A: A vote in favor of the proposal by a majority of the outstanding shares is needed to adopt the amendment.

12.  Q: DO ANY  STOCKHOLDERS  HAVE  AGREEMENTS  ABOUT HOW THEY  WILL VOTE  THEIR
        SHARES?

     A: Yes. Here is some information about two voting agreements involving certain principal stockholders and directors of the Company.

        There is an agreement ("1997 Voting Agreement") dated January 24, 1997, among Warburg, Pincus Investors, L.P. ("Warburg"); C. Michael Kojaian, a director of the Company, and Mike Kojaian (collectively, the "Kojaian Investors"); and The Goldman Sachs Group, Inc. ("GS Group"), which was entered into in connection with certain financing transactions of the Company in 1996 and 1997. Under this agreement, the parties agreed to vote all of their shares of common stock for one director nominee designated by the Kojaian Investors ("Kojaian Nominee"), one director nominee designated by GS Group ("Goldman Nominee"), and all director nominees designated by Warburg ("Warburg Nominees"). The 1997 Voting Agreement provides that the Kojaian Nominee must be a Kojaian Investor or an officer or partner of a firm affiliated with the Kojaian Investors; each Warburg Nominee must be an officer of Warburg or one of its venture banking affiliates; and the Goldman Nominee must be an employee of Archon Group, L.P. or Goldman, Sachs & Co. ("Goldman Sachs"), or an affiliate of either firm. In order for the parties to this agreement to have the right to designate nominees, they must beneficially own the following minimum amounts of common stock: the Kojaian Investors or a controlled transferee (1,250,000 shares); Warburg (5,509,169 shares); and GS Group (1,250,000 shares). For the 2001 election of directors, Reuben S. Leibowitz and Ian C. Morgan have been designated as Warburg Nominees, C. Michael Kojaian has been designated as the Kojaian Nominee, and Todd A. Williams has been designated as the Goldman Nominee.

        A voting agreement entered into between Warburg and the Company in December 1997 ("Warburg Voting Agreement") provides that any time a matter is brought to a vote of our stockholders and Warburg holds more than 50% of the voting power of our common stock entitled to vote on the matter, then Warburg will vote its shares up to 50% of such voting power (the "Limit") in its discretion, subject to the 1997 Voting Agreement, and any shares in excess of the Limit will be voted in the same proportion as the other stockholders vote their shares.

        See also "Stock Ownership Information."

        To our knowledge, Warburg, the Kojaian Investors and GS Group intend to vote all of their shares of common stock in favor of all nominees for director listed in this proxy statement, and in favor of the amendment to the Grubb & Ellis Employee Stock Purchase Plan. Together, they have the power, without the vote of other stockholders, to elect all nominees to the Board and to approve the amendment.

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13.  Q: HOW CAN I AS A STOCKHOLDER ARRANGE FOR A PROPOSAL TO BE INCLUDED IN NEXT
        YEAR'S  COMPANY PROXY  STATEMENT?

     A: For your proposal to be considered for inclusion in NEXT YEAR's proxy statement, you can submit a proposal in writing to our Corporate Secretary at our headquarters by June 14, 2002. If you are eligible to submit the proposal, and if it is an appropriate proposal under proxy rules of the Securities and Exchange Commission ("SEC") and our Bylaws, it will be included.

14. Q: WILL MY PROXY CONFER DISCRETIONARY AUTHORITY TO VOTE ON SHAREHOLDER PROPOSALS NEXT YEAR?

     A: If we receive notice of a stockholder proposal after June 14, 2002 and before August 28, 2002, then the proposal does not need to be included in next year's proxy statement and the proxy holders would have discretionary authority to vote on the matter only under certain circumstances, and only if the matter is included in the proxy statement. If we receive notice of a stockholder proposal after August 28, 2002, then the proxy holders CAN vote on such a proposal in their discretion based upon the signed proxy cards which have been returned to us, but the matter will not be discussed in the proxy statement and will not be listed on the proxy card (because the submission deadline will have been missed).


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

A.   INFORMATION ABOUT THE BOARD AND ITS COMPENSATION

The Board held twelve meetings during the fiscal year ended June 30, 2001. Each incumbent director attended at least 75% of the meetings of the Board and any Board committees on which he served. Robert J. McLaughlin resigned as a member of the Board effective March 31, 2001. Barry M. Barovick was elected as a director by the Board effective May 15, 2001, in connection with his election as President and Chief Executive Officer of the Company. The Board has standing Audit and Compensation Committees, which are described below, and does not have a Nominating Committee.

COMPENSATION OF DIRECTORS. Only outside directors (who are unaffiliated with the Company as officers or representatives of principal stockholders) receive compensation for serving on the Board and on its committees. Such compensation currently consists of an annual retainer fee of $20,000, a fee of $1,500 for each Audit Committee meeting attended, and a fee of $1,000 for each Board or other committee meeting attended. These fees are set by the Board. Under the 1993 Stock Option Plan for Outside Directors, outside directors each receive an option to purchase 10,000 shares of common stock upon the date of first election to the Board, and an option to purchase 8,000 shares of common stock upon successive fourth-year anniversaries of service. The exercise prices of the options are equal to market value on such dates. Directors other than members of the Compensation Committee are also eligible to receive stock options under the 1990 Amended and Restated Stock Option Plan.

COMPENSATION COMMITTEE. The functions of the Compensation Committee are the approval of compensation arrangements for our executive officers, administration of certain stock option and other compensation plans, making recommendations to the Board regarding the adoption of equity compensation plans in which directors and officers are eligible to participate and the

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award  of  equity  incentives  to  our  officers.  The  current  member  of  the
Compensation Committee is Reuben S. Leibowitz. Mr. McLaughlin, who resigned as a director, was also a member of this Committee. During the 2001 fiscal year, the Compensation Committee met four times.

B.   AUDIT COMMITTEE REPORT

THE FOLLOWING AUDIT COMMITTEE REPORT IS NOT TO BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC OR SUBJECT TO REGULATION 14A OR 14C OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT SUCH INFORMATION BE TREATED AS SOLICITING MATERIAL OR SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE EXCHANGE ACT.

COMPOSITION OF THE COMMITTEE. The Audit Committee of the Board is composed of at least three independent directors. The current members of the Audit Committee are R. David Anacker, Chairman and Joe F. Hanauer. Mr. McLaughlin, who resigned as a director, was also a member of this Committee. The Company intends to fill this vacancy as soon as practicable. The Board has determined that the members of the Audit Committee are independent, financially literate and have financial management expertise under the listed company standards of the New York Stock Exchange ("NYSE"), on which the Company's common stock is listed. Because the NYSE requires that each listed company have an Audit Committee composed of at least three independent directors, the Company's Audit Committee is not currently in compliance with those standards.

CHARTER AND RESPONSIBILITIES OF THE COMMITTEE. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee was revised effective March 20, 2001 and is included in this proxy statement as Appendix A.

The primary function of the Committee is to provide assistance to the Board in fulfilling its oversight responsibility to the stockholders and others relating to the corporate accounting functions, the systems of internal controls, and the quality and integrity of the financial reports of the Company. The responsibilities of the Committee include recommending to the Board the appointment of independent accountants as auditors; approval of the scope of the annual audit; and review of: a) the independence and performance of the auditors; b) the audit results and compliance with the auditors' recommendations; and c) financial reports to stockholders. In addition, the Committee approves the selection of any vendor utilized for internal auditing; and monitors the Company's internal audit function, its corporate accounting function and the effectiveness of internal controls, and compliance with certain aspects of the Company's conflicts-of-interest policy.

The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for the Company's internal controls and the financial reporting process. The Audit Committee is responsible for monitoring these processes.

BUSINESS OF THE COMMITTEE FOR THE 2001 FISCAL YEAR. The Audit Committee met four times during the 2001 fiscal year. The meetings were designed to facilitate communications between the Audit Committee, management, the internal auditors, and the Company's independent public accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented consolidated financial statements. The Audit Committee reviewed and discussed the audited consolidated financial statements for the 2001 fiscal year with management and the independent accountants.

The Audit Committee also discussed with the independent  accountants the matters
required  to  be  discussed  by   Statement  on  Auditing   Standards   No.  61,
Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, Ernst & Young LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from the Company, and considered the compatibility of the non-audit services with the auditors' independence.

In reliance on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 which was filed with the SEC.

                                            THE AUDIT COMMITTEE


                                            R. David Anacker, Chairman
                                            Joe F. Hanauer

THE COMPANY'S AUDITORS. Ernst & Young LLP ("Ernst & Young"), independent public accountants, served as our auditors for the 2001 and 2000 fiscal years. It is anticipated that Ernst & Young will be appointed by the Board as our auditors for the 2002 fiscal year as well. Representatives of Ernst & Young are expected to attend the Annual Meeting and will be available to answer questions. They will have an opportunity to make a statement if they wish. Ernst & Young billed the Company the fees set forth below for services rendered during the fiscal year ended June 30, 2001.

      Audit Fees                                                 $233,175
      Financial Information Systems Design
        and Implementation Fees                                  $      0
      All Other Fees:
        Audit Related Services                 $ 62,475(1)
        Non-Audit Related Services             $160,904(2)       $223,379
                                                                  -------
      Total:                                                     $456,554


----------

(1) Audit related services generally include services in connection with pension plan audits, registration statements filed with the SEC and other transactions with respect to the Company's securities, business acquisitions and accounting consultations.

(2)  These services were tax-related services.

C.   INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The names of the persons who have been nominated by the Board for election as directors at the Annual Meeting are set forth below. There are no other nominees. All nominees have consented to serve as directors if elected.

If any nominee becomes unable to serve as a director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the proxy. The Board has no reason to believe that any nominee will be unable to serve as a director of the Company.

The term of office of each nominee who is elected extends until the annual stockholders' meeting in 2002 and until his successor is elected and qualified.

R. DAVID ANACKER        66, has been Vice  Chairman of Veriflo  Corporation,  an
                        industrial  equipment   manufacturing  firm  located  in
                        Richmond, California, since November 1991. From November
                        1959  to  November  1991,  he was  associated  with  ABM
                        Industries,   Inc.  ("ABMI"),   a  property  maintenance
                        service firm located in San Francisco, California, serving as director from 1979 and as President and Chief
                        Executive  Officer from March 1984 through October 1991.
                        He has also served as a consultant to ABMI. He served as a director of Grubb & Ellis Management Services, Inc.
                        ("Management Services"), a subsidiary of the Company, from August 1992 to July 1994. Mr. Anacker has served as a director of the Company since May 1994.

BARRY M. BAROVICK       52, has served as President, Chief Executive Officer and
                        a  director  of the  Company  since May  2001.  Prior to
                        joining the Company,  Mr.  Barovick was  responsible for
                        managing business development,  new services and product
                        development with the Real Estate Advisory Services Group
                        of  Ernst & Young,  where  he  served  as  Partner  from
                        October 1993 to May 2001 and Senior Manager from October
                        1991 to September 1993.  Prior to joining Ernst & Young,
                        Mr. Barovick was a principal at Barovick and Associates,
                        a privately held real estate  consulting firm located in
                        Fair Lawn,  New Jersey,  responsible  for corporate real
                        estate  strategic   services  from  1983  to  1991.  Mr.
                        Barovick  also  served  as  director  of  the  Corporate
                        Geographic  Service Group at Landauer  Associates,  Inc.
                        ("Landauer"), a real estate consulting firm located in New York City, from 1981 to 1982. The Company purchased certain assets of Landauer in July 1999.

JOE F. HANAUER          64, has been a general partner of Combined  Investments,
                        L.P.,  an  investment  management  business  located  in
                        Laguna Beach,  California whose investments include real
                        estate,  since  December  1988. He served as Chairman of
                        the  Board of the  Company  from  January  1993 to April
                        1997, as Executive  Chairman from June 1994 to September
                        1994 and as Chief  Executive  Officer  from July 1994 to
                        December  1995.  Mr.  Hanauer  served as a  director  of
                        Management Services from June 1993 until April 1997, and
                        served as a director  and/or  officer  of certain  other
                        subsidiaries  of  the  Company  from  February  1993  to
                        December  1995.  From February 1993 until July 1994, Mr.
                        Hanauer,   through  Combined  Investments,   L.P.,  also
                        provided operational and management services to the Company. From

                        1977 to December 1988, Mr. Hanauer was associated with Coldwell Banker Residential Group, Inc., serving as Chairman and Chief Executive Officer from 1984. He is also a director of MAF Bancorp, homestore.com, Inc., and LoopNet, Inc. Mr. Hanauer has served as a director of the Company since January 1993.

C. MICHAEL KOJAIAN      39,  the  Kojaian  Nominee,   has  been  Executive  Vice
                        President,  a  director  and a  shareholder  of  Kojaian
                        Management  Corporation,  a real estate  investment firm
                        headquartered  in  Bloomfield  Hills,  Michigan,   since
                        January 1988. He is also a director of Flagstar Bancorp, Inc. and JPE, Inc., d/b/a ASCET, Inc. Mr. Kojaian has served as a director of the Company since he was first elected in December 1996 as a representative of the Kojaian Investors.

REUBEN S. LEIBOWITZ     54, a Warburg  Nominee,  has served as  Chairman  of the
                        Board of Directors of the Company  since May 2000. He is
                        also a Managing  Director  and member of Warburg  Pincus
                        LLC ("Warburg Pincus"), a private equity investment firm
                        located  in  New  York  City.   Warburg  Pincus  manages
                        Warburg,  the  Company's  principal   stockholder.   Mr.
                        Leibowitz is also a general partner of Warburg, Pincus &
                        Co.  ("WP"),  a firm which  acts as  general  partner of
                        Warburg.  He has been  associated  with  Warburg  Pincus
                        since 1984. He is also a director of Chelsea GCA Realty,
                        Inc.,   Price  Legacy  Inc.  and  a  number  of  private
                        companies. Mr. Leibowitz has served as a director of the Company since he was first elected in January 1993 as a representative of Warburg.

IAN C. MORGAN           30, a Warburg Nominee,  has been an Associate at Warburg
                        Pincus since May 2000. He also serves as a director of WP Storage Mart, a Warburg Pincus portfolio company which invests in and develops self-storage facilities, and as Vice President of WP Storage Inc., a real estate investment trust sponsored by an affiliate of Warburg
                        Pincus.  From July 1999 to May 2000,  Mr.  Morgan was an
                        Associate in the Finance Group of Lend Lease Real Estate
                        Investments in New York City. During the summer of 1998, he was a Summer Associate in the Principal Transaction group of Credit Suisse First Boston, in New York. From
                        January 1994 through December 1997, he served as a Supervisor in the Corporate Financial Services division of Coopers & Lybrand in Riga, Latvia. Mr. Morgan has served as a director of the Company since he was first elected in November 2000 as a representative of Warburg.

TODD A. WILLIAMS        41, the Goldman  Nominee,  has been a Managing  Director
                        since December 1997 within the Real Estate Principalling
                        Investment  Area  ("REPIA")  of Goldman  Sachs & Co., an
                        investment  banking  firm located in New York City which
                        is  an  affiliate  of a  principal  stockholder  of  the
                        Company ("Goldman Sachs"), and a Vice President prior to
                        that time. He is responsible  for portfolio  management,
                        development/redevelopment and disposition of investments
                        of Whitehall Street Real Estate Funds, a series of funds
                        sponsored  by  Goldman  Sachs  ("Whitehall"),   and  the
                        Goldman Sachs Emerging Markets

                        Fund. Prior to the formation of REPIA in 1991, Mr. Williams served as an associate of the Real Estate Investment Banking Group of Goldman Sachs, in New York and Los Angeles. Mr. Williams serves on the Whitehall Investment Committee and as a director of Archon Group, L.P., Wellsford Commercial Properties Trust, Troon Golf Corp., and Bangkok Capital Alliance Co., Ltd. Mr. Williams has served as a director of the Company since he was first elected in January 1997 as a representative of Goldman Sachs.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
            THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS.


                                 PROPOSAL NO. 2

                  APPROVAL OF AN AMENDMENT TO THE GRUBB & ELLIS
                          EMPLOYEE STOCK PURCHASE PLAN

A.   THE PROPOSAL

Our Board of Directors has recommended that the stockholders adopt an amendment to the Grubb & Ellis Employee Stock Purchase Plan (the "Stock Plan") that increases the number of shares authorized for issuance under the Stock Plan from 750,000 shares to 1,750,000 shares (the "Amendment").

The Stock Plan was adopted by our stockholders effective August 1, 1997. It was amended effective July 1, 1998 to include bonuses, in addition to base pay and commissions, in the definition of "compensation" that can be used to purchase stock. The Stock Plan was further amended and restated effective January 1, 1999 to clarify the definition of "compensation" so that stock could be purchased from gross compensation paid instead of based upon the "rate of pay" of a participating employee. The Stock Plan provides for the purchase of shares of common stock of the Company by employees of the Company at a discount from market price. The stock is paid for by direct payroll deductions.

Since its adoption, 701,986 shares have been purchased under the Stock Plan. Our Board believes that having an employee stock purchase plan is an important element in attracting and retaining high-quality employees for us. Having such a plan is also a significant way to motivate our employees to perform in the best interests of the Company and our stockholders, because it aligns employees' interests with those of the stockholders and gives employees a stake in the success of the Company.

B.   DESCRIPTION OF THE PLAN

The following summary of the Stock Plan is qualified in its entirety by the complete text of the plan, a copy of which has been filed with the SEC and which may also be obtained from us by any stockholder. In addition, the Amendment is attached to this proxy statement as Appendix B.

All regular employees of the Company and its subsidiaries who work at least 20 hours per week are eligible to participate in the Stock Plan. The Stock Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

The Stock Plan is administered by the Benefits Committee of the Company, which is composed of members of management. Purchases of shares are made pursuant to sequential, three-month offering periods ("Offering Periods"), beginning on the first day of each of our fiscal quarters.

At the beginning of each Offering Period, employees may elect to participate in the Stock Plan by authorizing payments of up to 15% of their compensation. An employee may withdraw from participation at any time. In order to withdraw during an Offering Period, an employee must give notice to the Company by the 15th day of the last month of such Offering Period. No employee may purchase shares having a value of more than $25,000 in any year, and no employee may purchase shares under the Stock Plan if, after giving effect to the purchase, the employee would own 5% or more of the outstanding common stock. Also, there is a limit of 5,000 shares purchasable by each participant during each Offering Period. Shares are purchased automatically on the last day of each Offering Period, for a price set at 85% of the lower of the fair market value of such shares at the first day or the last day of each Offering Period. The fair market value, as defined in the Stock Plan, is the average of the closing prices of our common stock on the NYSE Composite Tape for the five preceding trading days.

If any right to purchase shares under the Stock Plan expires or is terminated for any reason, the shares allocated for that purchase will return to the pool of shares available for the Stock Plan. Termination of a participant's employment for any reason, including retirement, death or disability, terminates the participant's participation in the Stock Plan. If a participant terminates participation or withdraws from the Stock Plan, the payments credited to his or her account are returned to the participant (or his or her personal representative), and the participant's rights under the Stock Plan terminate.

The Stock Plan will continue until all shares allocated for the plan have been issued, or until the earlier termination by the Board. The Board may amend the Stock Plan, except that any amendment which would a) change the number of shares issuable under the plan, b) change eligibility provisions, or c) change the plan in a way to disqualify it under Section 423(b) of the Code, must be approved by stockholders.

If any change is made in the common stock (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments will be made as to the maximum number of shares subject to the Stock Plan and the number of shares and price per share to be purchased at the end of the Offering Period then in effect.

C.   TAX INFORMATION

The Stock Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Code, nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The following summary is for general information only and is limited to the federal income tax consequences of participation in the Stock Plan, based upon the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal circumstances.

No taxable income results to a participant at the time of the "grant of a plan option" (the beginning of an Offering Period in which an employee is participating in the Stock Plan) or at the time of purchase of the shares at the end of the Offering Period (the "date of exercise"). If the shares purchased are not sold within two years from the date of grant and one year from the date of exercise (the "holding period"), the lesser of (1) the excess of the fair market value of the shares at the time of sale over the purchase price or (2) the excess of the fair market value of the shares at the time the plan option was granted over the purchase price will be reportable as ordinary income in the year of sale. This amount of ordinary income is to be added to a participant's purchase price for the purpose of determining any additional long-term capital gain on sale. No capital loss will be realized unless the stock is sold for less than the purchase price. There will be no corresponding tax deduction to the Company.

If the shares are sold before the end of the holding period (a "disqualifying disposition"), the employee must report as ordinary income in the year of sale, and the Company may deduct as a business expense, the excess of the fair market value of the shares on the date of exercise over the option price. This amount of ordinary income is to be added to a participant's purchase price for the purpose of determining any additional capital gain or loss. The gain or loss will be short-term or long-term, depending on whether the twelve-month holding period for long-term capital gain or loss is satisfied. Upon a disqualifying disposition, it is possible for an employee to have both ordinary income and capital loss. The Code differentiates between ordinary income tax rates and the tax rates on capital gains and losses.

OTHER INFORMATION

As of August 20, 2001, approximately 3,600 employees, including all of the Company's executive officers, were eligible to participate in the Stock Plan. Non-employee directors may not participate in the Stock Plan. No executive officers participated in the Stock Plan during the Offering Period which ended September 30, 2001, or elected to participate in the current Offering Period which began October 1, 2001. Because the price of the shares to be purchased is not established until the end of each Offering Period, and because benefits to be received depend upon employees' decisions to participate throughout the Offering Periods, the benefits to be received under the Stock Plan by the participants upon approval of the Amendment are not determinable at the date of this proxy statement. The closing market price of the common stock on the NYSE Composite Tape on October 5, 2001 was $3.25 per share.


         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
   THE PROPOSED AMENDMENT TO THE GRUBB & ELLIS EMPLOYEE STOCK PURCHASE PLAN.

                           STOCK OWNERSHIP INFORMATION

A.   STOCK OWNERSHIP TABLE

The following table shows the share ownership as of August 20, 2001 by persons known by us to be beneficial holders of more than 5% of our outstanding common stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the persons listed have sole voting and disposition powers over the shares held in their names, subject to community property laws if applicable.

                                        AMOUNT AND          PERCENT   PERCENT OF
                                   NATURE OF BENEFICIAL       OF        VOTING
                                        OWNERSHIP           CLASS(1)   POWER(2)
--------------------------------------------------------------------------------
PRINCIPAL STOCKHOLDERS:
--------------------------------------------------------------------------------

Warburg, Pincus Investors, L.P.        7,199,260(3)           48.5%     43.4%
The Goldman Sachs Group, Inc.          1,609,355(4)           11.9%     11.9%
C. Michael Kojaian (also a director)     850,842(5)(10)        6.3%      6.3%
Mike Kojaian                             850,844(5)            6.3%      6.3%
J.P. Morgan Chase & Co.                1,086,409(6)            8.0%      8.0%

--------------------------------------------------------------------------------
DIRECTORS:
--------------------------------------------------------------------------------

R. David Anacker                          12,000(7)            *         *
Barry M. Barovick (also CEO)             125,000               *         *
Joe F. Hanauer                           678,744(7)(8)         4.9%      2.3%
Reuben S. Leibowitz                        4,508(3)(9)(10)     *         *
Ian C. Morgan                                  0(10)          --        --
Todd A. Williams                               0(4)(10)       --        --

--------------------------------------------------------------------------------
EXECUTIVE OFFICERS NAMED IN THE
  SUMMARY COMPENSATION TABLE:

Maureen A. Ehrenberg                     107,318(7)            *         *
Robert J. Walner                         114,837(7)            *         *
John G. Orrico                           119,141(7)            *         *
Brian D. Parker                            7,050               *         *
Blake W. Harbaugh                         22,228(7)            *         *
Douglas P. Frye                           22,325               *         *

--------------------------------------------------------------------------------
ALL CURRENT DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (11 PERSONS):    1,893,249(7)(9)(10)    13.5%      9.9%
--------------------------------------------------------------------------------

----------

*    Does not exceed 1.0%.

(1) The percentage of shares of Company common stock shown for each person in this column assumes that such person, and no one else, has exercised any currently outstanding warrants or options held by him or her.

(2) The percentage of voting power means the amount of common stock actually held by each person on August 20, 2001, in relation to the total number of shares of common stock held by all stockholders on that date. In this method, no options or warrants are counted either for that person or others. The Record Date for purposes of voting at the 2001 Annual Meeting is September 24, 2001, and therefore, the voting power may be different on that date.

(3) Warburg, Pincus Investors, L.P., 466 Lexington Avenue, New York, NY 10017. At August 20, 2001, Warburg beneficially owned 7,199,260 shares of common stock through its ownership of 5,861,902 shares of common stock and currently exercisable warrants to purchase an aggregate of 1,337,358 shares of common stock. The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). Warburg Pincus LLC, a New York limited liability company ("Warburg Pincus"), manages Warburg. Lionel I. Pincus is the managing partner of WP and the managing member of Warburg Pincus and may be deemed to control both of them. Mr. Leibowitz, a director of the Company, is a Managing Director and member of Warburg Pincus and a general partner of WP. As such, he may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares of common stock beneficially owned by Warburg. Mr. Leibowitz disclaims beneficial ownership of these shares.

(4) The Goldman Sachs Group, Inc., 85 Broad Street, New York, NY 10004. Shares reported for GS Group include 112,655 shares of common stock held by Archon Group, L.P. ("Archon"). Archon is a majority-owned subsidiary of GS Group. The general partner of Archon is Archon Gen-Par, Inc. ("AGP"), which is a wholly owned subsidiary of GS Group. Mr. Williams, an officer of Goldman Sachs, an officer of AGP, and a director of Archon, disclaims beneficial ownership of shares beneficially owned by GS Group.

(5) Michael Kojaian and Mike Kojaian, c/o the Kojaian Companies, 39400 Woodward Avenue, Suite 250, Bloomfield Hills, MI 48304. Pursuant to the rules established under the Exchange Act, the Kojaian Investors may be deemed to be a "group," as defined in Section 13(d) of such Act. Each of the Kojaian Investors does not affirm the existence of such a group and disclaims beneficial ownership of shares of common stock solely owned by the other Kojaian Investor.

(6) J.P. Morgan Chase & Co., 270 Park Avenue, 39th Floor, New York, NY 10017. The number of shares are the shares reported as beneficially owned as of June 30, 2001 pursuant to the quarterly Form 13F filing of J.P. Morgan Chase & Co. J.P. Morgan Chase & Co. beneficially owns the shares reported on behalf of itself and its wholly owned subsidiaries, Morgan Guaranty Trust Co. of New York, Robert Fleming, Inc., and Robert Fleming Holdings Ltd.

(7) Includes options under our stock option plans which were exercisable at August 20, 2001 or within sixty days thereafter, for the following numbers of shares: Mr. Anacker - 4,000; Mr. Hanauer - 18,085; Ms. Ehrenberg - 103,272; Mr. Walner - 80,877; Mr. Orrico - 114,500; Mr. Harbaugh - 21,937;
     and all current directors and executive officers as a group - 206,234.

(8) At August 20, 2001, Mr. Hanauer beneficially owned 678,644 shares of common stock, which consisted of the following: his direct ownership of 255,579 shares of common stock and an option granted under a Company stock option plan which is exercisable for 18,085 shares; and his indirect ownership of
     a) currently exercisable warrants to purchase an aggregate of 348,541 shares of common stock held in a trust of which Mr. Hanauer is the trustee and he, his wife and children are beneficiaries; and b) 56,539 shares held by a charitable remainder trust of which Mr. Hanauer and his wife are beneficiaries during their lives, and his daughter is a trustee. Mr. Hanauer disclaims beneficial ownership of the 56,539 shares held in the charitable remainder trust, except to the extent of his pecuniary interest in them.

(9) Includes 1,288 shares owned by Mr. Leibowitz' mother-in law and wife, and 3,220 shares owned by a trust in which the same relatives are trustees. Mr. Leibowitz disclaims beneficial ownership of all 4,508 shares.

(10) Excludes shares beneficially owned by: a) Warburg as to which Messrs. Leibowitz and Morgan disclaim beneficial ownership; b) GS Group as to which Mr. Williams disclaims beneficial ownership; and c) Mike Kojaian, as to which Mr. C. Michael Kojaian disclaims beneficial ownership; as described above.

B.   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, the chief accounting officer and 10+% stockholders ("Insiders") to file with the SEC and the NYSE reports showing their ownership and changes in ownership of Company securities, and to send copies of these filings to us. To our knowledge, based upon review of copies of such reports we have received and based upon written representations that no other reports were required, during the year ended June 30, 2001, the Insiders complied with all Section 16(a) filing requirements applicable to them, except that Reuben Leibowitz filed an amended Form 4 to report two transactions that should have been reported on the original Form 4; and Joe F. Hanauer filed a Form 5 to report a stock option exercise that should have been reported a month earlier on Form 4.


                               EXECUTIVE OFFICERS

A.   INFORMATION ABOUT CURRENT EXECUTIVE OFFICERS

     In addition to Mr. Barovick, the following are the executive officers of the Company:

IAN Y. BRESS            45, has served as Chief Financial Officer of the Company
                        since June 2001.  From  October  2000 to June 2001,  Mr.
                        Bress served as Chief  Financial  Officer of Wall Street
                        Strategies,  a publicly  held  financial  services  firm
                        specializing in providing equity research to subscribers
                        which is located in New York City.  From January 1999 to
                        October  2000,  Mr.  Bress was  President  of East Coast
                        operations for HealthFusion.com,  a web-based healthcare
                        firm  located  in   California.   In  1984,   Mr.  Bress
                        co-founded a New York based CPA and consulting firm, in which he served as Senior Managing Partner from 1984 to 1998.

MARK R. COSTELLO        41, has served as Chief Operating Officer of the Company
                        since July 2001.  From July 1997 to July 2001, he served
                        as the East  Coast  Director  for Ernst &  Young's  Real
                        Estate  Advisory   Services  Group.   Mr.  Costello  was
                        executive  managing  director of the New York  Tri-State
                        Region of CB Richard Ellis Services, Inc., headquartered in Los Angeles, California, from June 1995 to July 1997.
                        From June 1988 to June 1995,  Mr.  Costello was Regional
                        Vice President with Louis Dreyfus Property Group, a real estate development firm located in New York City.

MAUREEN A. EHRENBERG    42,  has  served  as  Executive  Vice  President  of the
                        Company  since   November   2000,  and  as  Senior  Vice
                        President of the Company from May 1998 to November 2000.
                        She  has  also  served  as  President  of  Grubb & Ellis
                        Management Services,  Inc., a wholly owned subsidiary of
                        the Company,  since February 1998.  From May 2000 to May
                        2001,  she  served  as a  member  of the  Office  of the
                        President of the Company.  She also serves as a director
                        and/or officer of certain  subsidiaries  of the Company.
                        From July 1997 to February 1998 Ms.  Ehrenberg served as
                        Central Regional President of Management Services.  From
                        September  1991 to June 1997,  she was  associated  with
                        PREMISYS  Real  Estate  Service  Inc.  ("PREMISYS"),   a
                        property   management  firm  headquartered  in  Houston,
                        Texas,  serving  as  Regional  Vice  President  for  the
                        Midwest from June 1992,  and as District Vice  President
                        prior to that time.  PREMISYS  was acquired by Cushman &
                        Wakefield  in  September  1997.  From  January  1989  to
                        September  1991, Ms.  Ehrenberg  served as Regional Vice
                        President
                        of  the  Midwest  and  West   Regions  of  First  Office
                        Management,  a subsidiary of The Equity Group located in
                        Chicago,  Illinois.  From July 1986 to January 1989, she
                        served as Vice  President  Asset  Management for Rubloff
                        Inc. in Chicago, and from December 1983 to June 1986 she
                        was associated with The Balcor Company,  the real estate
                        investment   subsidiary  of  American   Express  Company
                        located in Skokie, Illinois, serving, from latest to earliest, as Director of Financial Training, District
                        Manager Trainee and Commercial Financial Analyst.

ROBERT J. WALNER        54,  has  served as Chief  Administrator  Officer of the
                        Company  since July 2001.  He has also  served as Senior
                        Vice  President,   Chief  Legal  Officer  and  Corporate
                        Secretary of the Company  since  January  1994.  He also
                        serves  as  a   director   and/or   officer  of  certain
                        subsidiaries  of  the  Company,   including   Management
                        Services,  serving as a director since May 1997 and as a
                        Senior Vice  President  since October 1996.  From August
                        1992 to  January  1994,  Mr.  Walner  was  engaged  in a
                        private law and consulting practice,  and was of counsel
                        to a  Chicago-based  law firm  specializing in state and
                        federal  class action  litigation  on a national  basis.
                        From  November  1979 to August 1992,  he was Senior Vice
                        President,  General  Counsel and Corporate  Secretary of
                        The  Balcor   Company,   the  real   estate   investment
                        subsidiary  of  American   Express  Company  located  in
                        Skokie, Illinois.

B.   EXECUTIVE COMPENSATION

The table below shows compensation earned, including deferred compensation, for services in all capacities with the Company and its subsidiaries for the fiscal years ended June 30, 2001, 2000 and 1999 by the following executives:

     (a) the persons who served as Chief Executive Officer or in a similar capacity for the 2001 fiscal year;

     (b) each of the four most highly-compensated executive officers of the Company who were serving as executive officers at June 30, 2001, other than the Chief Executive Officer; and

     (c) two other persons who served as executive officers during the 2001 fiscal year and for whom information would have been provided had they been serving as executive officers at the end of the fiscal year (Messrs. Parker and Frye).

                           SUMMARY COMPENSATION TABLE


                                                                               Long-Term
                                                                             Compensation
                                                   Annual Compensation          Awards
                                             ------------------------------  ------------
                                                                              Securities
                                                                              Underlying       All Other
                                                       Salary       Bonus    Options/SARs    Compensation
    Name and Principal Position(1)           Year        ($)       ($)(2)       (#)(3)          ($)(4)
---------------------------------------      ----      --------    --------  ------------    ------------
Barry M. Barovick                            2001       125,000     250,000      500,000              0
  President and Chief Executive              2000            --          --           --             --
  Officer(5)                                 1999            --          --           --             --

Maureen A. Ehrenberg                         2001       308,000     435,000            0          3,000
  Executive Vice President, and              2000       288,000     185,000      112,000          3,000
  President, Management Services             1999       263,000     150,000       12,000          3,000

Robert J. Walner                             2001       205,000     145,000            0          3,000
  Chief Administrative Officer               2000       200,000      74,000       15,000          3,000
  and Chief Legal Officer                    1999       183,000      83,000       15,000          3,000

Douglas P. Frye                              2001       176,000     210,000            0          3,000
  Former President,                          2000       275,000     137,000       50,000          3,000
  Financial Services Group                   1999       225,000     135,000       25,000          3,000

Blake W. Harbaugh                            2001       167,500     127,000            0        312,000(6)
  Former Senior Vice President               2000       148,000      45,000       40,000          3,000
  and former Chief Financial Officer         1999       119,000      30,000       10,000          2,000

John G. Orrico                               2001       338,000     565,000            0        482,000(7)
  Former President, Real Estate              2000       313,000     185,000      112,000          2,000
  Advisory Services                          1999       275,000     150,000       12,000          3,000

Brian D. Parker                              2001       257,000     350,000            0        396,000(8)
  Former Executive Vice President            2000       213,000     148,000       50,000          3,000
                                             1999       188,000     100,000       25,000          3,000


----------

(1) Mr. Barovick was elected a director and appointed President and Chief Executive Officer as of May 15, 2001. Messrs. Orrico and Parker and Ms. Ehrenberg were appointed by the Board as members of the Office of the President on May 31, 2000 and served in that capacity until Mr. Barovick's appointment. Ms. Ehrenberg was appointed Executive Vice President of the Company in November 2000 and President, Management Services in February 1998. Prior to that time, she served as Central Regional President of Management Services. Mr. Orrico was appointed President, Real Estate Advisory Services in February 1998. He served as President, Transaction Services, Eastern Region from July 1997 to February 1998. The resignation dates of Messrs. Orrico and Parker are August 31, 2001 and June 8, 2001, respectively. Mr. Harbaugh resigned as Chief Financial Officer effective June 18, 2001 and as Senior Vice President effective September 22, 2001 when his employment with the Company terminated. He was designated an executive officer through August 4, 2001. Mr. Frye resigned effective January 31, 2001.

(2) Except for Mr. Barovick, and except as set forth in this footnote, the bonus compensation was paid in the fiscal year indicated for services rendered during the previous calendar year. The following executive officers also received bonuses in September 2000 as consideration for remaining in the employ of the Company through August 31, 2000, which represented 20% of their respective annual base salaries, under the Executive Incentive Bonus and Severance Plan ("Executive Plan"), which is described below: Ms. Ehrenberg ($60,000); Mr. Walner ($40,000); Mr. Orrico ($65,000); Mr. Parker ($50,000); Mr. Harbaugh ($32,000); and Mr. Frye
     ($60,000).

(3) The amounts represent options to purchase the numbers of shares of common stock indicated.

(4) The amounts represent Company contributions made during each calendar year following the 2000, 1999, and 1998 plan years (calendar years) to the 401(k) plan accounts of the designated individuals, plus additional amounts indicated in these footnotes for Messrs. Harbaugh, Orrico and Parker. Please also see "Employment Contracts, and Termination of Employment and Change-in-Control Arrangements" below, for more information.

(5) Pursuant to his employment agreement, entered into with the Company as of May 15, 2001, Mr. Barovick received a signing bonus of $250,000. He also received an option to purchase 500,000 shares of common stock, and was granted the right to purchase 125,000 shares of common stock of the Company on August 13, 2001, at a discount of $.50 per share from fair market value as of the purchase date. The 125,000 shares are subject to certain repurchase rights of the Company which lapse ratably over a three-year period. Mr. Barovick purchased the 125,000 shares for a purchase price of $4.11 per share.

(6) Pursuant to Mr. Harbaugh's separation agreement, he received certain benefits under the Executive Plan in the approximate amount of $309,000, equivalent to one-year's base salary, benefits and perquisites, his target bonus for the 2001 calendar year pro-rated to the date of his termination, and relocation and outplacement services up to $25,000 in the aggregate.

(7) Pursuant to Mr. Orrico's separation agreement, he received certain benefits under the Company's Executive Plan in the approximate amount of $479,000, equivalent to one-year's base salary, benefits and perquisites, his target bonus for the 2001 calendar year pro-rated to the date of his termination, and relocation expenses of up to $25,000.

(8) Pursuant to Mr. Parker's separation agreement, he received certain benefits under the Executive Plan in the approximate amount of $393,000, equivalent to one-year's base salary, benefits and perquisites, and his target bonus for the 2001 calendar year pro-rated to the date of his termination. In addition, he received approximately $23,000 in return for cancellation of his outstanding options to purchase common stock of the Company.


                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                 Potential Realizable Value
                                                                                   at Assumed Annual Rates
                                                                                 of Stock Price Appreciation
                                Individual Grants                                    For Option Term(1)
-------------------------------------------------------------------------------- ---------------------------
                         Number of        Percent of
                        Securities           Total
                        Underlying       Options/SARs    Exercise
                       Options/SARs       Granted to      or Base
                        Granted(2)       Employees in      Price      Expiration
       Name                 (#)           Fiscal Year     ($/Sh)         Date        5% ($)       10% ($)
--------------------   ------------      ------------    ---------    ----------   ----------   ----------
Barry M. Barovick         500,000           80.65%         $4.80       05/14/11    $1,508,825   $3,823,357
Maureen A. Ehrenberg         0                --            --            --           --           --
Robert J. Walner             0                --            --            --           --           --
Douglas P. Frye              0                --            --            --           --           --
Blake W. Harbaugh            0                --            --            --           --           --
John G. Orrico               0                --            --            --           --           --
Brian D. Parker              0                --            --            --           --           --

----------

(1) The potential realizable value is calculated from the market price per share on the date of grant, assuming the common stock appreciates in value at the stated percentage rate from the date of grant of an option to the expiration date. The exercise price of the option set forth in the table was equal to the market prices on the trading day next preceding the date of grant. Actual gains, if any, are dependent on the future market price of the common stock. The closing market price of the common stock on the NYSE Composite Tape on October 5, 2001 was $3.25 per share.

(2) The amount represents an option to purchase shares of common stock granted under the Company's 2000 Stock Option Plan. Mr. Barovick's option was granted on May 15, 2001, and vests 20% the first year, an additional 20% the second year and the remaining 60% the third year, and expires ten years from the date of grant. Vesting accelerates upon certain conditions related to termination of employment under the terms of Mr. Barovick's employment agreement, upon changes of control of the Company or at the discretion of the Board.


         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

                                                         Number of Securities
                                                        Underlying Unexercised       Value of Unexercised
                               Shares                        Options/SARs          In-the-Money Options/SARs
                             Acquired on     Value           at FY-End(#)                at FY-End($)
                              Exercise     Realized    ------------------------- ---------------------------
          Name                    #           ($)      Exercisable/Unexercisable Exercisable/Unexercisable(1)
----------------------         --------     --------   ------------------------- ---------------------------
Barry M. Barovick                   0             --              0/500,000                  $0/$350,000
Maureen A. Ehrenberg            9,978       $ 11,849         95,272/118,750                        $0/$0
Robert J. Walner               34,123       $149,880          69,127/26,750             $161,804/$17,000
Douglas P. Frye                18,710       $ 44,436                    0/0                        $0/$0
Blake W. Harbaugh               3,563       $  4,231          19,437/37,000                        $0/$0
John G. Orrico                      0             --        111,500/112,500                        $0/$0
Brian D. Parker                18,709(2)    $ 51,450          46,291/60,000              $26,614/$12,500

----------

(1) The value of the in-the-money options at fiscal year-end was calculated based on the closing price of the common stock as reported on the NYSE Composite Tape on June 30, 2001 ($5.50 per share).

(2) In addition to the options exercised by Mr. Parker, in connection with his separation agreement with the Company, he received approximately $23,000 in July 2001, for repurchase of remaining outstanding options held by him at the time of termination of his employment with the Company.

C. EMPLOYMENT CONTRACTS, AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

CEO EMPLOYMENT AGREEMENT. Barry M. Barovick, our President, Chief Executive Officer and a director of the Company, entered into an employment agreement with the Company effective May 15, 2001. The agreement provides for a term beginning May 15, 2001 and ending June 30, 2004, with provisions for an extension of the agreement through June 30, 2007 with the consent of both parties. The agreement also provides for an annual salary of $1,000,000, a signing bonus of $250,000, a first-year guaranteed bonus of $450,000, and an annual cash incentive program with a target bonus of 50% of salary, up to a maximum of 100% of salary. The performance factors which will be applied to determine bonuses have not yet been determined by the Company. Pursuant to the agreement, Mr. Barovick received, on May 15, 2001, an option to purchase 500,000 shares of common stock at an exercise price of $4.80, which was the fair market value as of the date of grant (the "Option"); and the right to purchase on August 13, 2001, 125,000 shares of common stock, at a purchase price per share which was $ .50 less than fair market value on the date of purchase (the "Restricted Shares"). Mr. Barovick purchased the Restricted Shares at a price of $4.11 per share. If Mr. Barovick's employment with us is terminated prior to the third anniversary of the purchase, we will have the right to repurchase the Restricted Shares at the purchase price paid by Mr. Barovick. This right expires as to one-third of the shares on each anniversary of the purchase date, so long as Mr. Barovick remains employed with us. Also, pursuant to the employment agreement, Mr. Barovick received a loan in the amount of $1,500,000, at an interest rate of 4.25% per annum, which matures in three years (the "Loan"). Mr. Barovick has a retention bonus program which will provide annual bonuses while he continues in employment as Chief Executive Officer, sufficient to repay the Loan and the employment taxes payable in connection with the bonuses.

EXECUTIVE CHANGE OF CONTROL PLAN. Pursuant to a plan approved by our Board of Directors effective May 10, 1999, and as amended effective February 10 and June 1, 2000, our executive officers, the Vice President/Human Resources and the Vice President/Chief Information Officer are eligible to receive certain compensation and benefits if their employment with the Company is affected by a "Change of Control" of the Company ("COC Plan"). A "Change of Control," for purposes of the plan, includes the acquisition of 25% or more of our outstanding common stock, a change of a majority of directors on the Board, a merger, a sale or liquidation of the Company, subject to certain exceptions related to current principal stockholders and directors; or a reduction in the ownership by current principal stockholders to under 45%. If a Change of Control occurs, we have committed to employ each covered executive for two years, or otherwise to compensate the executive if his or her employment is terminated without cause during that period. The plan gives each executive officer the opportunity to terminate employment during a 30-day window period after six months have elapsed from a Change of Control, and receive benefits under the plan. During the two-year employment period, each covered executive is to receive compensation and benefits commensurate with levels existing before the Change of Control. Upon termination of employment within the two-year period, other than for cause, the executive will receive compensation equal to two years' salary and two years of the highest previous bonus, (as defined in the plan); provided that if an executive resigns during the 30-day window period without his or her employment having been adversely affected as a result of the Change of Control, then he or she will receive the two years' salary and one year's bonus. In addition, standard benefits and perquisites or their equivalents are to be provided for two years if the executive's employment is terminated during the two-year period. The plan is effective for three years, and will generally be automatically renewed for consecutive three-year periods. The plan can only be terminated with respect to an affected executive by mutual agreement of the executive and the Company.

EXECUTIVE INCENTIVE BONUS AND SEVERANCE PLAN. Effective June 1, 2000, our Board of Directors also approved an Executive Bonus and Severance Plan, pursuant to which the executive officers and the Vice President/Human Resources of the Company ("participants") received incentive compensation equal to 20% of their respective annual salaries on September 15, 2000, provided they each continued in the employ of the Company through that date or were otherwise terminated without cause. In addition, the plan provided for payments equal to the greater of 80% of the participant's 2000 calendar year target bonus or the bonus actually earned by the participant for the 2000 calendar year, without taking into account non-recurring charges of the Company.

If a participant is terminated without cause or if his or her position is reduced or otherwise adversely affected, then the participant will be entitled to the following ("Severance Pay"): a) base salary and earned bonus pro-rated to the date of termination; b) one year's base pay; c) continuation of benefits and perquisites or their equivalent for one year; and d) with respect to vested options held by the participant at termination -- one of the following alternatives to be elected by the Company, or if not elected, then chosen by the participant: 1) repurchase by the Company of the vested options at a cash price per share equal to the spread between the average closing price on the NYSE for the five days prior to termination and the exercise price(s) of the options; 2) we will attempt to facilitate a purchase of the shares exercised; or 3) we will extend the expiration date of the options to twelve months after termination of employment and permit payment of the exercise price of the options by deduction of a sufficient number of the shares exercised to cover the purchase price. If the participant becomes entitled to benefits under the COC Plan, the participant will not be entitled to this Severance Pay. The following executive officers received severance benefits under this plan since the beginning of the 2001 fiscal year: Messrs. Harbaugh, Orrico, Parker and one other former executive officer.

D.   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The sole member of the Compensation Committee is Reuben S. Leibowitz (Chairman). He has not served as an officer or employee of the Company.

Mr. Leibowitz is a Managing Director and member of Warburg Pincus, and a general partner of WP, each of which is an affiliate of Warburg. See also, "Information About the Nominees for Director" and "Stock Ownership Information" above. Warburg is the principal stockholder of the Company. Warburg currently owns 5,861,902 shares of common stock. Warburg also owns warrants to purchase an aggregate of 873,072 shares of common stock at an exercise price of $3.50 per share, and warrants to purchase an aggregate of 464,286 shares of common stock at an exercise price of $2.375 per share.

Pursuant to the 1997 Voting Agreement described above in "Questions and Answers About Voting," Warburg, the Kojaian Investors and GS Group have agreed to vote all their shares of common stock in favor of the election to the Board of one nominee designated by the Kojaian Investors, one nominee designated by GS Group, and all nominees designated by Warburg. Messrs. Leibowitz and Morgan have been designated as Warburg Nominees with respect to the 2001 election of directors.

E.   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE FOLLOWING COMPENSATION COMMITTEE REPORT AND THE SECTION ENTITLED, "GRUBB & ELLIS STOCK PERFORMANCE" ARE NOT TO BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC OR SUBJECT TO REGULATION 14A OR 14C OR TO THE LIABILITIES OF SECTION 18 OF THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY REQUESTS THAT SUCH INFORMATION BE TREATED AS SOLICITING MATERIAL OR SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY FILING UNDER THE 1933 ACT OR THE EXCHANGE ACT.

The committee has developed and implemented compensation policies, plans and programs which seek to reward achievement of positive financial results for the Company, and in doing so enhance stockholder value.

In order to attract and retain outstanding executives with the potential to contribute significantly to the success of the Company, our policies have sought to compensate executives commensurate with executives of equivalent-sized firms in terms of revenues and with similar responsibilities, but not necessarily the Peer Group companies referred to below under "Grubb & Ellis Stock Performance."

Section 162(m) of the Internal Revenue Code generally imposes a limit of $1 million per taxable year on deducting from taxable income of a company the compensation paid to each of the chief executive officer and the other four most highly compensated executive officers. We monitor the compensation levels potentially payable under our compensation programs in light of the provisions of Section 162(m), but retain the flexibility necessary to provide total compensation in line with competitive practices, the Company's compensation philosophy and the Company's best interests.

The compensation program of Mr. Barovick, President, Chief Executive Officer and a director, pursuant to his employment agreement, is described in "Employment Contracts, and Termination of Employment and Change-in-Control Arrangements" above. A stock option granted to him is described in "Option/SAR Grants in the Last Fiscal Year" above. In approving the compensation terms of his employment agreement, we took into consideration our knowledge of competitive compensation programs for chief executive officers and Mr. Barovick's level of responsibility and expectations of future performance.

During the 2001 fiscal year, executive officers other than Mr. Barovick were eligible to receive compensation consisting of three components: base salary, bonus and long-term equity incentives. The programs for these executives were based on a calendar year. Base salaries were approved based on the recommendations of the Human Resources Department, and on our knowledge of competitive salaries as described above and our judgment about the executives' individual past performance, expectations of future performance, and most importantly, level of responsibilities. Bonuses were calculated as a designated percentage of salary for each executive, and earned upon achievement of annual targeted levels of Company-wide, and applicable business unit, revenue, EBITDA margin and net income, and performance to unit budgets. No one factor was a prerequisite to receiving a bonus.

Stock options are designed to align the interests of executives with those of stockholders, and further the growth, development and financial success of the Company. The committee believes that granting equity incentives to our management helps retain and motivate management. In recommending grants of stock options by the Board, we take into account the scope of responsibility, the performance requirements and anticipated contributions to the Company of each proposed optionee. In addition, stock options are awarded from time to time in connection with hiring or promoting executives. Our decision to recommend the award of equity incentives at the time of hiring or promotion is based upon the circumstances of a particular hiring or promotion, including the level of responsibility of the executive. In addition to Mr. Barovick, one former executive officer received options during the 2001 fiscal year; however, each executive officer holds outstanding stock options, with exercise prices set at fair market value at the dates of grant, which represent ongoing incentives to contribute to the Company. The options vest over three-to-four years. We determined the recommended number of shares for the options given to each executive, primarily based upon the executive's level of responsibility and the number and price of options then held by the executive.

                                     THE COMPENSATION COMMITTEE


                                     Reuben S. Leibowitz

F.   GRUBB & ELLIS STOCK PERFORMANCE

The following graph shows a five-year comparison of cumulative total stockholder return on our common stock against the cumulative total return on the S&P 500 Stock Index, and a peer group of the Company ("Peer Group"). The comparison assumes $100 was invested on June 30, 1996 in each of the foregoing and that all dividends, if any, were reinvested.

METHOD OF SELECTION OF PEER GROUP. We believe that the following commercial real estate firms have been our primary, nationwide competitors having publicly-traded stock: CB Richard Ellis Services, Inc. ("CB"); Insignia Financial Group, Inc.; Jones Lang LaSalle Incorporated ("LaSalle"); and Trammell Crow Company. CB ceased having publicly traded securities effective July 2001. None of these firms has been public long enough to have a five-year stock price history. The dates on which they began public trading of their stock are November 26, 1996, September 21, 1998, July 17, 1997 and November 25, 1997, respectively. Therefore, the Peer Group we have used consists of the public companies with the same company-level Standard

Industrial Classification ("SIC") Code as the Company, as reported by Primark Corporation as of June 30, 2001. Our company-level SIC Code is 6531-- real estate agents and managers. We have excluded from the Peer Group those firms whose primary business is not real estate transactional, referral or management business, such as firms whose business is primarily real estate investment (e.g., real estate investment trusts). The Peer Group firms are, in addition to the Company: CB; The DeWolfe Companies, Inc.; Homelife, Inc.; HomeServices.com Inc.; Kennedy-Wilson, Inc.; LaSalle; MarketU Inc., Pacific Northwest Development Corporation, ResortQuest International, Inc.; Southern Realty Co.; Trammell Crow Company; Trendwest Resorts, Inc.; and Why USA Financial Group, Inc. Some of these companies do not have a five-year stock history.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

                 GRUBB & ELLIS COMPANY, S&P 500 AND A PEER GROUP
                   (PERFORMANCE RESULTS THROUGH JUNE 30, 2001)

        [The table below represents a line chart in the printed piece.]

                            6/30/96  6/30/97  6/30/98  6/30/99  6/30/00  6/30/01
                            -------  -------  -------  -------  -------  -------
Grubb & Ellis Company       $100.00  $403.00  $335.00  $119.00  $138.00  $129.00
S&P 500                     $100.00  $135.00  $175.00  $215.00  $231.00  $197.00
Peer Group                  $100.00  $266.00  $274.00  $183.00  $102.00  $137.00

----------

* Total return assumes reinvestment of dividends on a quarterly basis. The figures are rounded to the nearest dollar. The comparisons in this table are not intended to forecast or to be indicative of possible future performance of our common stock.

                           RELATED PARTY TRANSACTIONS

The following are descriptions of certain transactions and business relationships between the Company and our directors, executive officers, and principal stockholders. On a quarterly basis, the Audit Committee reviews information about transactions involving Archon Group, L.P. ("Archon") and its affiliates and the Kojaian Companies and their affiliates, as described below, compared to transactions with other parties, and makes an independent recommendation to the Board as to the benefit to stockholders from such transactions. We believe that the fees and commissions paid to the Company as described below were comparable to those that would have been paid to unaffiliated third parties. See also "Questions and Answers About Voting" regarding the 1997 Voting Agreement and "Compensation Committee Interlocks and Insider Participation" above.

Archon, an affiliate of GS Group, a principal stockholder of the Company, is engaged in the asset management business, and performs asset management services for various parties. Mr. Williams, a director of the Company, is also a director of Archon and an officer of Archon Gen-Par, Inc., the general partner of Archon. During the 2001 fiscal year, Archon, its affiliates and portfolio property owners paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered to Archon and its portfolio properties: $2,611,000 in management fees, $9,716,000 in real estate sale and leasing commissions and $843,000 in fees for other real estate and business services. In addition, Archon, its affiliates and portfolio companies were involved in transactions as purchasers or lessees during the 2001 fiscal year, for which the Company received approximately $851,000 in real estate commissions from the property owners and sellers.

The Kojaian Companies, Kojaian Management Corporation and their affiliates (collectively, "KMC") are controlled by the Kojaian Investors. C. Michael Kojaian, a director and principal stockholder of the Company, is a director, shareholder and an Executive Vice President of Kojaian Management Corporation. Mike Kojaian, his father, and also a principal stockholder of the Company, is also a director, shareholder and officer of the Kojaian Management Corporation. KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. During the 2001 fiscal year, KMC and its portfolio companies paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered: $3,002,000 for management of its portfolio properties, $1,648,000 in real estate sale and leasing commissions and $80,000 for other real estate and business services. In addition, KMC and its portfolio companies were involved in two transactions as purchasers during the 2001 fiscal year, for which the Company received real estate commissions of approximately $328,000 from the sellers.

homestore.com, Inc., for which Mr. Hanauer, a director of the Company, serves as a director and is a shareholder, leased office space during the 2001 fiscal year, for which the Company was paid a real estate commission of approximately $587,000 by a landlord.

Mr. Barovick received a loan of $1,500,000 in connection with his commencement of employment as our President and Chief Executive Officer on May 15, 2001. The loan, which was still outstanding at August 20, 2001, bears interest of 4.25% per annum and is amortized over three years from his start date. It will be repaid through receipt of incentive compensation from the Company so long as Mr. Barovick continues employment with us. He has owed the Company no other debt since the beginning of the Company's last fiscal year.

Mr. Costello received a loan of $300,000 in connection with his commencement of employment as our Chief Operating Officer on July 23, 2001. The loan, which was still outstanding at August

20, 2001, bears interest of 4.07% per annum and is amortized over three years from his start date. It will be repaid through receipt of incentive compensation from the Company so long as Mr. Costello continues employment with us. He has owed the Company no other debt since the beginning of the Company's last fiscal year.

                                   ----------

This concludes our proxy statement. We hope that you found it informative and look forward to seeing you at our Annual Meeting.

                                                 BY ORDER OF THE BOARD
                                                 OF DIRECTORS


                                                 /s/ Robert J. Walner

                                                 Robert J. Walner
                                                 Corporate Secretary

                                                                      APPENDIX A


                              GRUBB & ELLIS COMPANY
                             AUDIT COMMITTEE CHARTER
                            AS REVISED MARCH 20, 2001

There shall be a committee of the board directors of Grubb & Ellis Company (the "Company") to be known as the Audit Committee.

COMPOSITION AND QUALIFICATION OF COMMITTEE. The Audit Committee shall be comprised of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members. Directors who are affiliates of the Company or officers or employees of the Company or its subsidiaries would not be qualified for Audit Committee membership. In addition, the members of the Committee shall qualify under the regulations of any exchange or other market on which the Company's securities are then traded, as such regulations may be amended from time to time. All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flows statement. At least one member of the Audit Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. Audit Committee members, including the Chairman of the Audit Committee, shall be appointed by the board of directors and serve at the pleasure of the board of directors.

PRIMARY FUNCTION. The Audit Committee shall provide assistance to the Company's directors in fulfilling their oversight responsibility to the stockholders and others, relating to the corporate accounting functions, the systems of internal controls, and the quality and integrity of the financial reports of the Company.

SCOPE OF RESPONSIBILITIES. In meeting its responsibilities, the Audit Committee shall:

INDEPENDENT AUDITORS AND AUDIT

     1. Review and recommend to the board of directors the appointment of the independent auditors to audit the books of the Company, its divisions and subsidiaries for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, and the extent, scope and terms of its engagement. On at least an annual basis, the Audit Committee will require the independent auditors to provide a formal, written statement, and such other reports periodically as it deems appropriate, delineating all relationships between the auditors and the Company. The Committee will review and discuss with the independent auditors the disclosures made by the auditors in relation to any impact on the independence of the auditors, and shall make any recommendations for action by the board of directors with respect to such relationships.

     2. Review the performance of the independent auditors, and recommend to the board of directors the dismissal/replacement of the independent auditors when circumstances warrant.

     3. Review and approve the non-audit services performed by the independent auditors and the extent and terms of its engagement, with due consideration of the possible effect on its independence.

     4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit and discuss with the independent auditors any comments or recommendations of the independent auditors. Also review management's responses to and compliance with the independent auditors' comments or recommendations.

     5. Review with the independent auditors, the internal auditor, and with the Company's financial and accounting personnel the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, including among other things, the computerized information controls and security and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.

     6. Review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

     7. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

INTERNAL AUDITOR AND AUDIT

     1. Review the internal audit function of the Company, including the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining balance between independent and internal auditing resources.

     2. Review and approve the selection of any outsource vendor for the internal audit function for the ensuing year, and the extent, scope and terms of its engagement.

     3.   Review  the   performance   of  the   internal   auditors  and  direct
dismissal/replacement of the internal auditor when circumstances warrant.

     4. Review and approve the non-audit services performed by any outsource vendor performing the internal audit function and the extent and terms of its engagement, with due consideration of the possible effect on its objectivity.

     5. Prior to each Audit Committee meeting, but no less than quarterly, the Audit Committee shall be provided a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

GENERAL RESPONSIBILITIES

     1. Fulfill its responsibilities as specified in the Company's conflicts of interest policy, including among other things, the review of related party transactions. A quarterly report of the

Company's related party transactions shall be provided to the Audit Committee in advance of its regularly scheduled Audit Committee meeting.

     2. Review, with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements.

     3. Review and inquire into compliance with policies established by the Compensation Committee regarding executive officers' expenses and perquisites, including use of Company assets.

     4. Review and approve minutes of all meetings of the Audit Committee which shall be submitted to the board of directors of the Company.

     5. The Audit Committee may cause to be made an investigation into any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants or others for this purpose.

     6. Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission, to the extent related to Company matters subject to Committee review.

     7. Review and provide input regarding the appointment, replacement, reassignment or dismissal of the Chief Financial Officer.

     8. Inquire of the Chief Financial Officer, other members of management, the internal auditor, and the independent auditors about significant risks or exposure to the Company and assess the steps management has taken to minimize such risks to the Company.

     9. Review Company compliance, together with Counsel, with the Foreign Corrupt Practices Act.

     10. Perform other oversight functions as may be appropriate under the law or as requested by the board of directors from time to time.

     11. Review and reassess this Charter at least annually and obtain the approval of the Company's board of directors of any amendments.

     12. Prepare the Committee's annual report for disclosure in the Company's proxy statement in connection with the annual shareholders' meeting.

COMMITTEE MEETINGS.

     1. SCHEDULE OF MEETINGS. Regular meetings of the Audit Committee are expected to be scheduled four times per year to coincide with regularly scheduled board meetings. Special meetings of the Audit Committee may be called at the direction or upon the request of any two members of the Audit Committee upon notice as required for special meetings of the board in Section 3.10 of the Company's Bylaws.

     2. QUORUM; MANNER OF ACTING. A quorum for conducting the business of the Audit Committee shall be two members thereof, and all matters shall be decided by the affirmative vote of at least two members of the Committee, either at a meeting or by written consent. Committee members may participate in committee meetings by telephone conference call. The Audit Committee may request members of management or others to provide information to the Committee and to attend its meetings from time to time.

     3. PRIVATE SESSIONS. At all meetings of the Audit Committee, sufficient opportunity should be made available for the independent auditors, the internal auditors or others to meet privately with the members of the Audit Committee. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting and auditing personnel, the cooperation which the independent auditors received during the course of their audit, and the internal auditor's evaluation of the Company's internal controls.

FLEXIBILITY

In carrying out its responsibilities, the Audit Committee expects to provide an open avenue of communication between the internal auditor, the independent auditor and the board of directors. The Audit Committee's policies and procedures should remain flexible in order that it can best react to changing conditions and environments and to assure the directors and stockholders that the Company's accounting and reporting practices are in accordance with all requirements and are of the highest quality.

                                                                      APPENDIX B


                                 AMENDMENT NO. 1
                                     TO THE
                   GRUBB & ELLIS EMPLOYEE STOCK PURCHASE PLAN
                  AS AMENDED AND RESTATED AS OF JANUARY 1, 1999

Grubb & Ellis Company (the "Company"), a corporation organized under the laws of the State of Delaware, upon approval of the Company's stockholders, has adopted this Amendment to the Grubb & Ellis Employee Stock Purchase Plan (the "Plan") pursuant to Section 11 of the Plan, effective as of November 16, 2001:

     1. Paragraph 2 of the Plan is hereby amended to read in its entirety as follows:

          Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 1,750,000 shares, and may be unissued shares or treasury shares or shares bought on the market for purposes of the Plan.

                                   ----------

I hereby certify that the foregoing Amendment to the Plan was duly adopted by the stockholders of the Company as of November 16, 2001.

Executed on this ____ day of ______, 2001.







                                        ----------------------------------------
                                        [Name]
                                        [Title]

                      [This Page Intentionally Left Blank]

                      [This Page Intentionally Left Blank]

PROXY                         GRUBB & ELLIS COMPANY                        PROXY

           FOR THE ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 16, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I am a stockholder of Grubb & Ellis Company (the "Company") and I have received the Notice of Annual Meeting of Stockholders dated October 12, 2001 and the accompanying Proxy Statement. I appoint Robert J. Walner and Ian Y. Bress and each or any of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of Common Stock which I may be entitled to vote at the Annual Meeting of Stockholders to be held in the Broadway Room of the Drake Swiss Hotel, 440 Park Avenue, at 56th Street, New York, New York on Friday, November 16, 2001 at 10:00 a.m. or at any and all adjournments thereof, with all powers which I would have if I were personally present at the meeting.

The shares represented by this Proxy will be voted in the way that I direct. If no direction is made, the Proxy will be voted "FOR" all nominees listed under the "Election of Directors," all of whom have been nominated by the Board of Directors, and "FOR" the amendment to the Employee Stock Purchase Plan as described in the accompanying proxy statement. If any of the nominees listed becomes unavailable to serve as a director prior to the Annual Meeting, the Proxy will be voted for any substitute nominee(s) designated by the Board of Directors. I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                              GRUBB & ELLIS COMPANY

 PLEASE MARK VOTE IN THE OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]
[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.



1. ELECTION OF DIRECTORS--
NOMINEES:  01-R. David Anacker, 02-Barry M.         For      Withhold     For
Barovick, 03-Joe F. Hanauer, 04-C. Michael          All        All      Except*
Kojaian, 05-Reuben S. Leibowitz, 06-Ian C.          [_]        [_]        [_]
Morgan and  07-Todd A. Williams


---------------------------------------------
* Except nominee(s) written above



2.   APPROVAL OF THE AMEND-
     MENT TO THE EMPLOYEE                           For      Against    Abstain
     STOCK PURCHASE PLAN.                           [_]        [_]        [_]







3. In accordance with the judgments of the Proxy Holders upon such other business as may properly come before the meeting and at any and all adjournments thereof.

          Mark here for address change and indicate: [_]


          Date: _______________________________________________________________

          Signature(s) ________________________________________________________

          ______________________________________________________________________

          Please date and sign exactly as your name appears on this Proxy Card. Joint owners should each sign. The full title or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.

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2.   Call toll free 1-877-265-9598 in    2.   Go to the following website prior
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